Exhibit 3.171

STATE OF ALABAMA

DOMESTIC BUSINESS CORPORATION AMENDMENT TO FORMATION/ARTICLES

PURPOSE: In order to amend a Business Corporation’s (formerly known as For-Profit Corporation) Certificate of Formation/Articles of Incorporation under Section 10A-2-10.06 of the Code of Alabama 1975 this Amendment and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the corporation was initially formed/incorporated.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fees to the Office of the Judge of Probate in the county where the corporation’s Certificate of Formation was recorded. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of State for the state filing fee of $50.00 and the Judge of Probate’s Office will transmit the fee along with a certified copy of the Amendment to the Office of the Secretary of State within 10 days after the filing is recorded. Once the Secretary of State’s Office has indexed the filing, the information will appear at www.sos.alabama.gov under the Government Records tab and the Business Entity Records link — you may search by entity name or number. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment (see attached). Your Amendment will not be indexed if the credit card does not authorize and will be removed from the index if the check is dishonored.

This form must be typed or laser printed.

1. The name of the corporation from the Certificate of Formation/Articles of Incorporation:

Veolia ES Star Ridge Landfill, Inc.

2. The date the Certificate of Formation was filed in the county: 02 / 18 / 1998 (format MM/DD/YYYY)

3. The titles, dates, and places of filing of any previous Amendments: See attached Schedule A.

Attach a listing if necessary.

4. Alabama Entity ID Number (Format: 000-000): 193 — 645 INSTRUCTION TO OBTAIN ID NUMBER TO COMPLETE FORM: If you do not have this number immediately available, you may obtain it on our website at www.sos.alabama.gov under the Government Records tab. Click on Business Entity Records, click on Entity Name, enter the registered name of the entity in the appropriate box, and enter. The six (6) digit number containing a dash to the left of the name is the entity ID number. If you click on that number, you can check the details page to make certain that you have the correct entity — this verification step is strongly recommended.

This form was prepared by: (type name and full address)

J. Hansen

Veolia Environmental Services North America Corp.

125 S. 84th Street, Suite 200

Milwaukee, WI 53214

DOMESTIC BUSINESS CORPORATION AMENDMENT

[Instruction on Amendment completion: Be very specific about what must be changed if you are amending existing information. If the amendment includes a name change, a copy of the Name Reservation form issued by the Office of Secretary of State must be attached.

Registered agents and registered agent addresses are changed by filing a Change Of Registered Agent Or Registered Office By Entity form directly with the Office of the Secretary of State (the new agent’s signature is required agreeing to accept responsibility). You may file the information as an Amendment also, but the change form must be on file with the Secretary of State per 10A-1-3.12(a) (2) to effect the change in the public records database.]

5. The following amendment was adopted on 11 / 14 / 2012 (format MM/DD/YYYY):

See Amendment on attached Schedule B.

Additional Amendments and the dates on which they were adopted are attached.

Item 6, 7, or 8 MUST be checked/completed with any appropriate attachments.

6. The board of directors without shareholder action approved the Amendment. Shareholder action was not required.

7. The shareholders approved the Amendment. The total number of votes entitled to be cast was 1,000 (information is required for item a or b). Complete one of the following:

a. The total number of votes cast for amendment was 1,000 and the total number of votes cast against amendment was 0.

b. The total number of undisputed votes cast for amendment was which was a sufficient number of votes to approve amendment.

8. Amendment by voting groups was required; the information required in item 5 above is provided for each voting group and is attached to and made part of this Domestic Business Corporation Amendment document.

11 / 15 / 2012
Date (MM/DD/YYYY)	Signature as required by 10A-2-1.20

Matthew C. Gunnelson
Typed Name of Above Signature

Assistant Secretary
Typed Title/Capacity to Sign under 10A-2-1.20

Attachment A

to Amendment to Articles of Incorporation

for VEOLIA ES STAR RIDGE LANDFILL, INC.

(originally incorporated as Superior Landfill of Alabama, Inc.)

AL Entity ID #: 193-645

3. Titles, dates, and places of filing of any previous Amendments:

Articles of Merger of ACMAR Regional Landfill, Inc. with and into Superior Landfill of Alabama, Inc. filed 3-31-1998 in the office of the Secretary of State of the state of Alabama.

Articles of Amendment to Articles of Incorporation filed 4-24-1998 in the Probate Judge Office, Montgomery County, AL — changing name to “Superior Star Ridge Landfill, Inc.”

Articles of Amendment to Articles of Incorporation filed 12-17-2002 in Probate Judge Office, Montgomery County, AL — changing name to “Onyx Star Ridge Landfill, Inc.” from “Superior Star Ridge Landfill, Inc.”

Articles of Amendment to Articles of Incorporation filed 6-13-2006 in Probate Judge Office, Montgomery County, AL — changing name to “Veolia ES Star Ridge Landfill, Inc.” from “Onyx Star Ridge Landfill, Inc.” effective 7-1-06.

Attachment B

to Amendment to Articles of Incorporation

for VEOLIA ES STAR RIDGE LANDFILL, INC.

(originally incorporated as Superior Landfill of Alabama, Inc.)

AL Entity ID #: 193-645

5. The following amendment was adopted on 11/14/2012:

Article III of the Articles of Incorporation of Veolia ES Star Ridge Landfill, Inc., originally incorporated as Superior Landfill of Alabama, Inc., as filed in Montgomery County, Alabama, on February 18, 1998, is deleted in its entirety and replaced with the following:

“ARTICLE III.          PURPOSES:

The nature of the business of the Corporation and its objects, purposes and powers are:

(i) To engage in the waste disposal business, and to engage in any and all other activities in furtherance thereof;

(ii) To manage, purchase or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, real or personal property of any kind, class, interest, or type, wheresoever situated, and to exercise, carry out and enjoy any license, power, authority, concession, right or privilege which any corporation may make or grant in connection therewith;

(iii) To subscribe for, acquire, hold, sell, assign, transfer, mortgage, pledge, or in any manner dispose of shares of stock, bonds or other evidences of indebtedness or securities issued or created by any other corporation of Alabama or any other state or any foreign country and, while the owner thereof, to exercise the rights, privileges and powers of ownership, including the rights to vote thereon, to the same extent as a natural person may do, subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama;

(iv) To acquire the goodwill, rights, assets and properties, and to undertake the whole or any part of the liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the Corporation, or otherwise, to hold, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired; and to exercise all the powers necessary or convenient in and about the conduct and management of such business;

(v) To make contracts, including guarantee and suretyship contracts and indemnity agreements, incur liabilities, borrow money, issue its notes, bonds and other obligations (which may be convertible into or include the option to purchase other securities of the Corporation), secure any of its obligations (or the obligations of others for whom it can make guarantees, whether or not a guarantee is made) by mortgage or pledge of or creation of security interests in any of its property, franchises, or income, and, without limiting the generality of the foregoing; (a) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of the contracting Corporation, (b) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of (i) an entity that is wholly owned, directly or indirectly, by the contracting Corporation or (ii) a person that owns, directly or indirectly, all of the outstanding stock of the contracting Corporation or (iii) an entity that is wholly owned, directly or indirectly, by a person that owns, directly or indirectly, all of the outstanding stock of the Corporation;

(vi) To lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(vii) To be a promoter, incorporator, partner, member, trustee, associate, or manager of any domestic or foreign corporation, partnership, joint venture, trust or other entity;

(viii) To pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, or other welfare, benefit or incentive plans for any or all of its current, future or former directors, officers, employees and agents;

(ix) To make donations for the public welfare or for charitable, scientific or educational purposes; and

In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the Corporation or to enhance the value of its properties.

The enumeration herein of the powers, objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by purpose or by any of the laws of the State of Alabama or any reasonable construction of such laws.”

Beth Chapman	P. O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Articles of Formation filed on behalf of Veolia ES Star Ridge Landfill, Inc., as received and filed in the Office of the Secretary of State on 02/18/1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman	Secretary of State

20121102000007222

193645

State of Alabama

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Superior Landfill of Alabama, Inc.

This foreign corporation name is proposed to be qualified in the State of Alabama and is for the exclusive use of Emily Baker, 60 Commerce St, Montgomery, AL 36104 for a period of one hundred twenty days beginning January 29, 1998 and expiring May 30, 1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

January 29, 1998

Date

Jim Bennett	Secretary of State

State of Alabama

For-Profit Corporation

Articles of Incorporation

Instructions:

Step 1: Contact the Office of the Secretary of State at (334)242-5324 to reserve a corporate name.

Step 2: To incorporate, file the original, two copies of the Articles of Incorporation and the certificate of name reservation in the county where the corporation’s registered office is located. The Judge of Probate’s filing fee is $35 and the Secretary of State’s filing fee is $50.

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation.

Article I The name of the corporation

Superior Landfill of Alabama, Inc.

Article II The duration of the corporation is perpetual, unless otherwise stated.

Article III The corporation has been organized for the following purpose(s): any and all lawful purposes

Article IV The number of shares which the corporation shall have the authority to issue is 9,000.

Article V The name and street address of the initial registered agent; NO PO BOX. THE CORPORATION COMPANY

60 Commerce Street, Suite 1100, Montgomery, AL 36104

Article VI The name(s) and address(es) of the Director(s).

G.W. “Bill” Dietrich, 10150 W. National Ave., Ste. 350, West Allis, WI 53227

George K. Farr 10150 W. National Avenue, Suite 350, West Allis, WI 53227

Article VII The name(s) and address(es) of the Incorporator(s).

Emily W. Baker, 60 Commerce St., Montgomery AL 36104

Any provision, not inconsistent with the law, for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

IN WITNESS THEREOF, the undersigned incorporator executed these Articles of Incorporation on this, the 18 day of February, 1998.

THIS DOCUMENT PREPARED BY:	Emily W. Baker
Type or Print Name of Incorporator

Signature of Incorporator

The State of Alabama

Montgomery County Probate Court

I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of ARTICLES OF INCORPORATION OF SUPERIOR LANDFILL OF ALABAMA, INC. as fully and completely as the same appears of record in this office in Book No. 208 of CORP at page 0068.

Given under my hand and official seal this

24th day of FEBRUARY, A.D. 1998

Judge of Probate Court, Montgomery County, Alabama

20121102000007222

Beth Chapman	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Star Ridge Landfill, Inc., as received and filed in the Office of the Secretary of State on 04/24/1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman	Secretary of State

20121102000007222

State of Alabama

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Superior Star Ridge Landfill, Inc.

This foreign corporation name is proposed to be qualified in the State of Alabama and is for the exclusive use of Emily Baker, 2000 Interstate Park Drive Ste 204, Montgomery, AL 36109-5413 for a period of one hundred twenty days beginning April 24, 1998 and expiring August 23, 1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

April 24, 1998

Date

Jim Bennett	Secretary of State

State of Alabama

For-Profit Corporation

Articles of Amendment to Articles of Incorporation

This form may be used to:

Change the corporate title

Change the period of duration

Change, enlarge or diminish corporate purposes

Increase or decrease authorized capital stock

Exchange, classify, reclassify or cancel shares of stock

Instructions:

Step 1: If changing the corporation’s name, contact the Office of the Secretary of State at (334)242-5324 to reserve a corporate name.

Step 2: File the original and one copy in the county where the original Articles of Incorporation are filed (if the amendment changes the name, the certificate of name reservation must be attached). If changing the name, the Secretary of State filing fee is $20.

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment.

Article I The name of the corporation

Superior Landfill of Alabama, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act.

The name of the corporation will be changed to Superior Star Ridge Landfill, Inc.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on March 31 1998.

Article IV The number of shares outstanding at the time of the adoption was 100; the number of shares entitled to vote thereon was 100. (If the shares of any class are entitled to vote thereon as a class, the designation and number or outstanding shares entitled to vote thereon of each such class.)

Article V The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was 0. (If no shares have been issued write a statement to that effect.)

Date: April 20, 1998	George K. Farr, Treasurer
Type or Print Corporate Officer’s Name and Title

Signature of Officer

The State of Alabama

Montgomery County Probate Court

I, Reese McKinney, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SUPERIOR LANDFILL OF ALABAMA, INC. as fully and completely as the same appears of record in this office in Book No. 209 of CORP at page 249.

Given under my hand and official seal this

1st day of MAY, A.D. 1998

Judge Probate Court, Montgomery County, Alabama

122-021

Beth Chapman	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Merger filed on behalf of Veolia ES Star Ridge Landfill, Inc., as received and filed in the Office of the Secretary of State on 03/31/1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman	Secretary of State

20121102000007222

ARTICLES OF MERGER

OF

ACMAR REGIONAL LANDFILL, INC.

(an Alabama corporation) (“ACMAR Holding” )

WITH AND INTO

SUPERIOR LANDFILL OF ALABAMA, INC.

(an Alabama corporation)

In accordance with the Code of Alabama, 1975, the following articles of merger are submitted:

1. The name of the surviving corporation is Superior Landfill of Alabama, Inc. (“Superior Landfill of Alabama”);

2. The Plan of Merger is attached as Exhibit A (“Plan of Merger”);

3. ACMAR Holding has 1,000 shares of Common Stock, $1.00 par value per share authorized for issuance, 100 of which are issued and outstanding on the date hereof and all of which are owned of record and beneficially solely by Paul M. Burke, a resident of Kentucky. Superior Landfill of Alabama, Inc. (“Superior Landfill of Alabama”) has 1,000 shares of Common Stock, $.01 par value per share authorized for issuance, 100 shares of which are issued and outstanding on the date hereof and all of which are owned of record and beneficially solely by Superior Services, Inc., a Wisconsin corporation. The Plan of Merger was approved by the respective sole shareholder of each of ACMAR Holding and Superior Landfill of Alabama;

4. The respective Boards of Directors of Superior Landfill of Alabama and ACMAR Holding have unanimously authorized and approved the Merger; and

5. The counties where the articles of incorporation for Superior Services of Alabama, Inc. and ACMAR Holding are filed are Montgomery and Jefferson County, respectively.

Dated this 31st day of March 1998.

SUPERIOR LANDFILL OF ALABAMA, INC.	ACMAR REGIONAL LANDFILL, INC.

By:	By:
George K. Farr, Treasurer	Paul M. Burke, President

ACMAR PLAN OF MERGER

THIS PLAN OF MERGER (“Plan of Merger”), dated as of March 31, 1998, by and between SUPERIOR LANDFILL OF ALABAMA, INC., an Alabama corporation (“Superior Landfill of Alabama”); ACMAR REGIONAL LANDFILL, INC., an Alabama corporation (“ACMAR Holding”); NATIONAL WASTE SERVICES, INC., a Kentucky corporation (“NWS” and, together with ACMAR Holding, individually referred to as “Seller” and collectively referred to as “Sellers”); and joined in by SUPERIOR SERVICES, INC., a Wisconsin corporation (“Superior”) and parent corporation of Superior Landfill of Alabama for certain limited purposes. Capitalized terms defined in the Agreement (as defined below) have the same meanings in this Plan of Merger unless otherwise defined herein.

WITNESSETH:

A. WHEREAS, ACMAR Holding has 1,000 shares of Common Stock, $1.00 par value per share (“ACMAR Holding Common Stock”), authorized for issuance, all of which are issued and outstanding on the date hereof and all of which are owned of record and beneficially solely by Paul M. Burke, a resident of Kentucky (the “ACMAR Shareholder”). No other capital stock of ACMAR Holding is authorized, issued or outstanding, and no options or other rights exist to purchase or receive any capital stock of ACMAR Holding, and no shares of ACMAR Holding Common Stock are held in ACMAR Holding’s treasury.

B. WHEREAS, NWS has 200 shares of Common Stock, no par value per share (“NWS Common Stock” and, together with ACMAR Holding Common Stock, collectively referred to as “Sellers’ Common Stock”), authorized for issuance, all of which are issued and outstanding on the date hereof and all of which are owned of record and beneficially in the respective numbers and percentages set forth opposite the respective NWS Shareholder’s name on Appendix I of the Agreement. No other capital stock of NWS is authorized, issued or outstanding, and no options or other rights exist to purchase or receive any capital stock of NWS, and no shares of NWS Common Stock are held in NWS’ treasury.

C. WHEREAS, Superior has (i) 100,000,000 shares of Common Stock, $.01 par value per share (including, as appropriate, the Rights described and defined below, “Superior Stock”), authorized for issuance, 24,072,048 shares of which were issued and outstanding on December 31, 1997, and all of which shares include certain common stock purchase rights issued under the Rights Agreement, dated February 21, 1997 (collectively, “Rights”), and (ii) 500,000 shares of undesignated preferred stock, none of which are issued and outstanding.

D. WHEREAS, Superior Landfill of Alabama has 1,000 shares of Common Stock, $.01 par value per share (“Superior Landfill of Alabama Common Stock”), authorized for issuance, 100 shares of which are issued and outstanding on the date hereof, all of which are owned of record and beneficially solely by Superior.

E. WHEREAS, concurrently with the execution and delivery of this Plan of Merger, Superior, Superior Landfill of Alabama, ACMAR Holding, NWS and the ACMAR Shareholder and all of the Shareholders of NWS (the “Shareholders”) have entered into a Merger Agreement (“Agreement” and, together with this Plan of Merger, the “Merger Agreements”) that contemplates the simultaneous and co-dependent merger of each of ACMAR Holding with and into Superior Landfill of Alabama (“ACMAR Merger”) and NWS with and into Superior Landfill of Alabama (“NWS Merger” and, together with the ACMAR Merger, individually the “Merger” and collectively the “Mergers”), with Superior Landfill of Alabama being the surviving corporation of such Mergers, each pursuant to the Agreement, this Plan of Merger and in accordance with Sections 10-2B-11.01 and 10-2B-11.07 of the Alabama Business Corporation Act (“ABCA”), and, with respect to the NWS Merger, also in accordance with Section 271B.11-070 of the Kentucky 1988 Business Corporation Act (“KBCA”).

F. WHEREAS, substantially simultaneously and in connection with the Merger and the other transactions contemplated herein, Superior Services of Alabama, Inc., an Alabama corporation and transitory wholly owned subsidiary of Superior (“Superior Services of Alabama”), is merging, substantially simultaneously herewith, with and into Alabama Waste Services, Inc., an Alabama corporation (“AWS”), pursuant to the AWS Merger Agreement (“AWS Merger Agreement”), the associated Plan of Merger and in accordance with Section 10-2B-11.01 of the ABCA (“ACMAR Merger”).

G. WHEREAS, pursuant to the Mergers, effective at the Effective Time, the corporate name of Superior Landfill of Alabama (as the surviving corporation of the Mergers) will be changed pursuant to each Plan of Merger to “Superior Star Ridge Landfill, Inc.”

H. WHEREAS, completion of the Mergers are co-dependent and conditional on the substantially simultaneous completion of the AWS Merger.

I. WHEREAS, the respective Boards of Directors of each Buyer and each Seller, the respective sole shareholder of each of Superior Landfill of Alabama and ACMAR Holding and all of the shareholders of NWS, believe that the Mergers and exchange of Superior Stock for all of the issued and outstanding Seller’s Common Stock, pursuant to the terms of the Merger Agreements, are desirable and in the best interests of their respective corporations and shareholders.

J. WHEREAS, the Board of Directors of Superior has authorized the execution and delivery of the Plan of Merger and is causing Superior to issue Superior Stock in exchange for all of the issued and outstanding shares of each of ACMAR Holding Common Stock and NWS Common Stock pursuant to Article 2 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:

ARTICLE 1

The Mergers

1.1 The Mergers. Subject to the terms and conditions of the Merger Agreements, each Buyer and each Seller agrees to effect the Mergers on the Closing Date in accordance with Sections 10-2B-11.01 and 10-2B-11.07 of the ABCA and, with respect to the NWS Merger, also in accordance with Section 271B.11-070 of the KBCA; provided, however, that the Mergers are codependent and conditional on the completion of, and must take place substantially simultaneously with, the AWS Merger pursuant to the AWS Merger Agreement, the associated Plan of Merger and Section 10-2B-11.01 of the ABCA. Pursuant to the Mergers, effective at the Effective Time, the corporate name of Superior Landfill of Alabama (as the surviving corporation of the Mergers) will be changed pursuant to each Plan of Merger to “Superior Star Ridge Landfill, Inc.”

1.2 Effective Time of the Mergers. Subject to the provisions of the Merger Agreements, Articles of Merger for each Merger suitable for filing with the Secretary of State of the State of Alabama have been duly prepared, authorized, approved and executed by the appropriate Buyers and Sellers, and are herewith delivered to the Secretary of State of the State of Alabama as provided in Section 10-2B-11.05 of the ABCA and, with respect to the NWS Merger, are herewith delivered to the Secretary of State of the Commonwealth of Kentucky as provided in Section 271B.11-505 of the KBCA. Each respective Merger shall become effective immediately upon the filing of the appropriate Articles of Merger with the Secretary of State of the State of Alabama and, with respect to the NWS Merger, the Secretary of State of the Commonwealth of Kentucky.

1.3 Effects of the Merger. (a) In accordance with Section 10-2B-11.06 of the ABCA and Section 271B.11-060 of the KBCA, at the Effective Time, (i) the separate existence of Sellers shall cease and each Seller shall be merged with and into Superior Landfill of Alabama as provided in Section 10-2B-11.06 of the ABCA and Section 271B.11-060 of the KBCA (Sellers and Superior Landfill of Alabama is sometimes referred to herein as the “Constituent Corporations” and Superior Landfill of Alabama after the Mergers are sometimes referred to herein as the “Surviving Corporation”); (ii) the articles of incorporation of Superior Landfill of Alabama in effect as of the Effective Time shall be the articles of incorporation of the Surviving Corporation; (iii) the by-laws of Superior Landfill of Alabama in effect as of the Effective Time shall be the by-laws of the Surviving Corporation; and (iv) the members of the Board of Directors of the Surviving Corporation and the officers of the Surviving Corporation, effective as of the Effective Time, shall be as follows (in each case until such time as their respective successors are duly elected or their earlier resignation, death, retirement or termination):

Board of Directors	Officers

G. William Dietrich	G. William Dietrich	President

George Farr	Gary Blacktopp	Vice President

	Mike Leannah	Vice President

George Farr	Treasurer

Scott S. Cramer	Secretary

Karen Duke	Assistant Secretary

Peter Ruud	Assistant Secretary

(b) In accordance with Section 10-2B-11.06 of the ABCA and Section 271B.11-060 of the KBCA, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. At and after the Effective Time, any action or proceedings, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Mergers had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

ARTICLE 2

Effect of the Mergers on the Capital Stock of Superior Landfill of Alabama, NWS and ACMAR Holding

2.1 Effect on Sellers’ Common Stock. As of the Effective Time, automatically by virtue of the Mergers and without any action by or on the part of Buyers, the Sellers or the Shareholders (as the holders of all of the issued and outstanding shares of Sellers’ Common Stock) or any other party:

2.1(a) Conversion of Sellers’ Common Stock. Each issued and outstanding share of Sellers’ Common Stock shall be converted into the right to receive, following surrender of a duly endorsed stock certificate therefor and on the terms set forth in Article 2 of the Agreement, the number of shares of Superior Stock as set forth in Article 2 of the Agreement.

2.1(b) Cancellation of Sellers’ Common Stock. All shares of Sellers’ Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the Shareholders shall cease to have any rights with respect to their Sellers’ Common Stock, except the right to receive the shares of Superior Stock to be issued in consideration therefor pursuant to Section 1.3(a) and Article 2 of the Agreement. Notwithstanding the representations and warranties in Section 3.1(e) of the Agreement (which representations and warranties, among other things, state that there are no outstanding options or rights to purchase or subscribe to Sellers’ Common Stock or other securities of the Sellers), any options or other rights to purchase or subscribe to Sellers’ Common Stock or other securities of the Sellers which are outstanding as of the Effective Time shall automatically be cancelled and retired as a result of the Mergers without any payment or consideration therefor and shall cease to exist, and any holder thereof shall cease to have any rights with respect thereto whatsoever.

ARTICLE 3

Termination; Amendment

3.01 Termination. This Plan of Merger may be terminated and the Mergers abandoned by mutual written agreement of Superior and the NWS Shareholders’ Agent, or as set forth in the Merger Agreement.

3.02 Amendment. Superior and the NWS Shareholders’ Agent may amend, modify and supplement this Plan of Merger in such manner as may be agreed upon by them in writing.

ARTICLE 4

Miscellaneous

4.01 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be sufficiently given if: (a) sent by first class mail, postage prepaid; (b) personally delivered; (c) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (d) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to Buyers:

10150 West National Avenue

Suite 350

West Allis, Wisconsin 53227

Attention: General Counsel

Fax: (414) 328-2899

Telephone: (414) 328-2800

(with a copy to its counsel at:

Foley & Lardner

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Steven R. Barth

Fax: (414) 297-4900

Telephone: (414) 271-2400)

or to such other person or address as Superior shall furnish to the NWS Shareholders in writing.

(c)	If to Shareholders, to the NWS Shareholders’ Agent:

Paul M. Burke

2806 Juniper Hill Court

Louisville, Kentucky 40206

Fax: (502) 895-7692

Telephone: (502) 895-7692

(with a copy to:

Berkowitz, Lefkovits, Isom & Kushner

1600 Southtrust Tower

420 North 20th Street

Birmingham, Alabama 35203-3204

Attention: B.G. Minisman, Jr.

Fax: (205) 322-8007

Telephone: (205) 328-0480)

or to such other person or address as the NWS Shareholders’ Agent shall furnish to Superior in writing.

4.02 Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.03 Headings. The headings in this Plan of Merger are inserted for convenience only and shall not constitute a part hereof.

4.04 Rule of Construction. Should there be any inconsistency or discrepancy between the provisions of this Plan of Merger and the terms and conditions of the Agreement, the provisions in the Agreement shall govern and prevail.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger as of the date and year first above written.

ALABAMA REGIONAL LANDFILL, INC.	SUPERIOR SERVICES, INC.
(“ACMAR Holding”)	(“Superior”)

By:	By:
Paul M. Burke, President	George K. Farr Chief Financial Officer

NATIONAL WASTE SERVICES, INC.	SUPERIOR LANDFILL OF ALABAMA, INC.
(“NWS”)	(“Superior Landfill of Alabama)

By:	By:
Paul M. Burke, President	George K. Farr, Treasurer

Beth Chapman	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Star Ridge Landfill, Inc., as received and filed in the Office of the Secretary of State on 12/17/2002.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

20121102000007222

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $20. THE SECRETARY OF STATE’S FILING FEE FOR ALL OTHER AMENDMENTS IS $10. THE JUDGE OF PROBATE’S FILING FEE FOR AN AMENDMENT IS $10.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Superior Star Ridge Landfill, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

The name of the corporation shall be Onyx Star Ridge Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of December 31, 2002.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on November 15, 2002

Article IV The number of shares outstanding at the time of the adoption was 1,000, the number of shares entitled to vote thereon was 1,000 If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:

1,000 Common Stock

Article V The number of shares voted for the amendment was 1,000 and the number of shares voted against such amendment was 0 (If no shares have been issued attach a written statement to that effect)

Date: November 15, 2002	Jane A. Fowler
Type or Print Corporate Officer’s Name and Title

Signature of Officer

STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Onyx Star Ridge Landfill, Inc.

This domestic corporation name is proposed to be incorporated in Montgomery County and is for the exclusive use of Onyx Waste Services Inc, 125 S 84th St Ste 200, Milwaukee, WI 53214 for a period of one hundred twenty days beginning November 15, 2002 and expiring March 16, 2003.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

November 15, 2002

Date

Jim Bennett	Secretary of State

Beth Chapman	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Star Ridge Landfill, Inc., as received and filed in the Office of the Secretary of State on 06/13/2006.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

20121102000007222

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE’S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE’S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Onyx Star Ridge Landfill, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

The name of the corporation shall be: Veolia ES Star Ridge Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of 7-1-06.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on December 31, 2005.

Article IV The number of shares outstanding at the time of the adoption was 1,000; the number of shares entitled to vote thereon was 1,000. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:

1,000 common stock

Article V The number of shares voted for the amendment was 1,000 and the number of shares voted against such amendment was 0. If no shares have been issued attach a written statement to that effect.)

Date: June 9, 2006	Michael K. Slattery, Vice President & Sec.
Type or Print Corporate Officer’s Name and Title

Signature of Officer

Printed Name and Business Address of Person Preparing this Document:

Joyce Hansen

Onyx Waste Services, Inc.

125 S. 84th St., Ste. 200

Milwaukee, WI 53214

ph: 414-479-7800

INDEX		$5.00
REC FEE		$10.00
CERT		$0.00
CHECK TOTAL		$15.00
24334	Clerk:	NANCY 03:49 PM

Nancy L. Worley	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Nancy L. Worley, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Veolia ES Star Ridge Landfill, Inc.

This domestic corporation name is proposed to be incorporated in Montgomery County and is for the exclusive use of Joyce Hansen, 125 S 84th St #200, Milwaukee, WI 53214 for a period of one hundred twenty days beginning June 6, 2006 and expiring October 5, 2006.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

June 6, 2006
Date

Nancy L. Worley	Secretary of State

STATE OF ALABAMA

DOMESTIC BUSINESS CORPORATION

AMENDMENT TO FORMATION/ARTICLES

PURPOSE: In order to amend a Business Corporation’s (formerly known as For-Profit Corporation) Certificate of Formation/Articles of Incorporation under Section 10A-2-10.06 of the Code of Alabama 1975 this Amendment and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the corporation was initially formed/incorporated.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fees to the Office of the Judge of Probate in the county where the corporation’s Certificate of Formation was recorded. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of State for the state filing fee of $50.00 and the Judge of Probate’s Office will transmit the fee along with a certified copy of the Amendment to the Office of the Secretary of State within 10 days after the filing is recorded. Once the Secretary of State’s Office has indexed the filing, the information will appear at www.sos.alabama.gov under the Government Records tab and the Business Entity Records link — you may search by entity name or number. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment (see attached). Your Amendment will not be indexed if the credit card does not authorize and will be removed from the index if the check is dishonored.

This form must be typed or laser printed.

1. The name of the corporation from the Certificate of Formation/Articles of Incorporation:

Veolia ES Star Ridge Landfill, Inc.

2. The date the Certificate of Formation was filed in the county: 02 / 18 / 1998 (format MM/DD/YYYY)

3. The titles, dates, and places of filing of any previous Amendments: See Exhibit A attached hereto.

Attach a listing if necessary.

4. Alabama Entity ID Number (Format: 000-000): 193 - 645 INSTRUCTION TO OBTAIN ID NUMBER TO COMPLETE FORM: If you do not have this number immediately available, you may obtain it on our website at www.sos.alabama.gov under the Government Records tab. Click on Business Entity Records, click on Entity Name, enter the registered name of the entity in the appropriate box, and enter. The six (6) digit number containing a dash to the left of the name is the entity ID number. If you click on that number, you can check the details page to make certain that you have the correct entity — this verification step is strongly recommended.

This form was prepared by: (type name and full address)

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

DOMESTIC BUSINESS CORPORATION AMENDMENT

[Instruction on Amendment completion: Be very specific about what must be changed if you are amending existing information. If the amendment includes a name change, a copy of the Name Reservation form issued by the Office of Secretary of State must be attached.

Registered agents and registered agent addresses are changed by filing a Change Of Registered Agent Or Registered Office By Entity form directly with the Office of the Secretary of State (the new agent’s signature is required agreeing to accept responsibility). You may file the information as an Amendment also, but the change form must be on file with the Secretary of State per 10A-1-3.12(a) (2) to effect the change in the public records database.]

5. The following amendment was adopted on 11 / 20 / 2012 (format MM/DD/YYYY):

Article I. The name of the corporation: Advanced Disposal Services Star Ridge Landfill. Inc.

Additional Amendments and the dates on which they were adopted are attached.

Item 6, 7, or 8 MUST be checked/completed with any appropriate attachments.

6. The board of directors without shareholder action approved the Amendment. Shareholder action was not required.

7. The shareholders approved the Amendment. The total number of votes entitled to be cast was 1,000 (information is required for item a or b). Complete one of the following:

a. The total number of votes cast for amendment was 1,000 and the total number of votes cast against amendment was 0.

b. The total number of undisputed votes cast for amendment was which was a sufficient number of votes to approve amendment.

8. Amendment by voting groups was required; the information required in item 5 above is provided for each voting group and is attached to and made part of this Domestic Business Corporation Amendment document.

11/30/2012
Date (MM/DD/YYYY)	Signature as required by 10A-2-1.20

Christian B. Mills

Typed Name of Above Signature

Assistant Secretary

Typed Title/Capacity to Sign under 10A-2-1.20

Amendment to Articles of Incorporation of Veolia ES Star Ridge Landfill, Inc.

Exhibit A

1. The titles, dates, and places of filing of any previous Amendments:

(1)	Articles of Amendment to Articles of Incorporation, April 24, 1998;

(2)	Articles of Merger, March 31, 1998;

(3)	Articles of Amendment to Articles of Incorporation, December 17, 2002;

(4)	Articles of Amendment to Articles of Incorporation, June 13, 2006;

(5)	Articles of Amendment to Articles of Incorporation, November 16, 2012.

Beth Chapman	P.O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Title 10A, Chapter 1, Article 5, Code of Alabama 1975, and upon an examination of the entity records on file in this office, the following entity name is reserved as available:

Advanced Disposal Services Star Ridge Landfill, Inc.

This domestic business corporation is proposed to be formed in Alabama and is for the exclusive use of Christian Mills, 7915 Baymeadows Way Suite 300, Jacksonville, FL 32256 for a period of one hundred twenty days beginning November 26, 2012 and expiring March 27, 2013.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

November 26, 2012
Date

Beth Chapman	Secretary of State

615-270